Exhibit 5(ii)

                                  MENTOR FUNDS

                         INVESTMENT ADVISORY AGREEMENT


                                                            February 1, 1998


Van Kampen American Capital Management, Inc.
One Parkview Plaza
Oakbrook Terrace, Illinois   60181

Dear Sirs:

         Under an agreement (the "Management Agreement") between Mentor Funds, a Massachusetts business trust (the "Trust"), and Mentor Investment Advisors, LLC, a Virginia limited liability company, (the "Adviser"), the Adviser serves as the Trust's investment adviser and has the responsibility of evaluating, recommending, supervising and compensating investment advisors to each series of the Trust.

         The Adviser hereby confirms its agreement with Van Kampen American Capital Management, Inc. (the "Sub-Adviser") and the Trust with respect to the Sub-Adviser's serving as the sub-adviser of the Mentor Municipal Income Portfolio (the "Portfolio"), a series of the Trust, as follows:

Section 1.  Investment Description; Appointment

         (a) The Trust desires to employ the Portfolio's capital by investing and reinvesting in investments of the kind and in accordance with the investment objectives, policies and limitations specified in the prospectus (the "Prospectus") and in the statement of additional information (the "Statement of Additional Information") filed with the Securities and Exchange Commission (the "SEC") as part of the Trust's Registration Statement on Form N-1A, as amended from time to time (the "Registration Statement"). The Adviser has herewith furnished the Sub-Adviser copies of the Trust's Prospectus, Statement of Additional Information, Declaration of Trust and By-Laws as currently in effect and agrees during the continuance of the Agreement to furnish the Sub-Adviser copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective. The Sub-Adviser will be entitled to rely on all such documents furnished to it by the Adviser

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or the Trust.

         (b) The Adviser, with the approval of the Trust, hereby appoints the Sub-Adviser to act as investment adviser to the Portfolio for the periods and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

Section 2.  Portfolio Management Duties

         (a) Subject to the supervision of the Adviser and the Trust's Board of Trustees, the Sub-Adviser will (i) manage the Portfolio's assets in accordance with the Portfolio's investment objectives, policies and limitations as stated in the Trust's Prospectus and Statement of Additional Information; (ii) make investment decisions for the Portfolio; and (iii) place orders to purchase and sell securities (and where appropriate) commodity futures contracts for the Portfolio.

         (b) The Sub-Adviser will keep the Trust and the Adviser informed of developments materially affecting the Portfolio and shall, on the Sub-Adviser's own initiative and as reasonably requested by the Adviser or the Trust, furnish to the Trust and the Adviser from time to time whatever information the Adviser reasonably believes appropriate for this purpose.

         (c) The Sub-Adviser agrees that, in the performance of the duties required of it by this Agreement, it will comply with the Investment Company Act of 1940, as amended (the "Act"), and all rules and regulations thereunder, all applicable federal and state laws and regulations and with any applicable procedures adopted by the Trust's Board of Trustees and identified in writing to the Sub-Adviser. The Adviser will provide to the Sub-Adviser any specific procedures that must be followed in the performance of Sub-Adviser's duties hereunder by reason of the affiliation of other sub-advisers or service providers with the Trust.

Section 3.  Brokerage

         (a) The Sub-Adviser agrees that it will place orders pursuant to its investment determinations for the Portfolio either directly with the issuer or with brokers or dealers selected by the Sub-Adviser in accordance with the standards specified in paragraphs (b) and (c) of this Section 3. Until notified to the contrary by the Adviser, the Sub-Adviser may place orders for the Portfolio with affiliates of the Adviser in accordance with Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2-2(T) thereunder, Section 17(e) of the Act and Rule 17e-1 thereunder and other applicable laws and regulations. The Sub-Adviser will identify to the Adviser in writing any brokers or dealers which are affiliates of the Sub-Adviser. The Adviser will identify to the Sub-Adviser in writing any brokers and dealers

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which are affiliates of the Adviser and will forward to each Sub-Adviser information provided by the other Sub-Advisers with respect to affiliated broker-dealers of such Sub-Advisers.

         (b) In placing orders with brokers and dealers, the Sub-Adviser will seek the best overall terms available. In assessing the best overall terms available for any portfolio transaction, the Sub-Adviser will consider all factors it deems relevant including, but not limited to, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of any commission for the specific transaction and on a continuing basis.

         (c) Subject to the requirements of subsections (a) and (b) above, in selecting brokers or dealers to execute a particular transaction and in evaluating the best overall terms available, the Adviser shall have the right to request in writing that transactions giving rise to brokerage commissions shall be executed by brokers and dealers that provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) to the Trust or will be of value to the Trust in the management of its assets or the Adviser's performance of its management services provided to the Trust. In addition, subject to the requirements of subsections (a) and (b) above and the applicable Rules of Fair Practice of the National Association of Securities Dealers, Inc., the Trust shall have the right to request that such transactions be executed by brokers and dealers by or through whom sales of shares of the Trust are made.

Section 4.  Information Provided to the Adviser and the Trust

         (a) The Sub-Adviser agrees that it will make available to the Adviser and the Trust promptly upon their request copies of all of its records with respect to the Portfolio to assist the Adviser and the Trust in monitoring compliance with the Act and the Investment Advisers Act of 1940, as amended (the "Advisers Act"), as well as other applicable laws. The Sub-Adviser will furnish the Trust's Board of Trustees with respect to the Portfolio such periodic and special reports as the Adviser and the Board of Trustees may reasonably request.

         (b) The Sub-Adviser agrees that it will immediately notify the Adviser and the Trust in the event that the Sub-Adviser or any of its affiliates: (i) becomes subject to a statutory disqualification that prevents the Sub-Adviser from serving as investment advisor pursuant to this Agreement; or (ii) if it is or expects to become the subject of an administrative proceeding or enforcement action by the SEC or other regulatory authority. The Sub-Adviser has provided the information about itself set forth in the Registration Statement and acknowledges that, as of the date hereof, it is true and correct and contains no material misstatement or omission, and the Sub-Adviser further agrees to notify the Adviser immediately of, (i) any material fact known to the Sub-Adviser respecting or relating to the Sub-Adviser that is not contained in the Prospectus or Statement of Additional Information of the Trust, or any amendment or supplement thereto, if the omission of such would make such document misleading, (ii) any statement contained therein relating to the Sub-Adviser that becomes

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untrue in any material respect, or (iii) any material change in the investment objective and policies of the mutual fund advised by the Sub-Adviser and identified in the Prospectus as being a model for the Portfolio.

         (c) The Sub-Adviser represents that it is an investment adviser registered under the Advisers Act and other applicable laws and that the statements contained in the Sub-Adviser's registration under the Advisers Act on Form ADV, as of the date hereof, are true and correct and do not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Sub-Adviser agrees to maintain the completeness and accuracy of its registration on Form ADV in accordance with all legal requirements relating to that Form. The Sub-Adviser acknowledges that it is an "investment advisor" to the Portfolio within the meaning of the Act and the Advisers Act.

Section 5.  Books and Records

         In compliance with the requirements of Rule 31a-3 under the Act, the Sub-Adviser hereby agrees that all records that it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust copies of any such records upon the Trust's request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the Act the records with respect to the Sub-Adviser's duties hereunder required to be maintained by Rule 31a-1 under the Act and to preserve the records required by Rule 204-2 under the Advisers Act for the period specified in that Rule.

Section 6.  Compensation

         (a) In consideration of services rendered pursuant to this Agreement, the Adviser will pay the Sub-Adviser a fee that is computed daily and paid monthly at the annual rate set forth in Appendix I to this Agreement (the "Portfolio Advisory Fee"). From time to time the Sub-Adviser may agree to reimburse the Trust additional expenses or waive a portion or all of its fee, in the sole discretion of the Sub-Adviser.

         (b) The Portfolio Advisory Fee for the period from the date that the Portfolio commences investment operations to the end of the month during which the Portfolio commences investment operations shall be prorated according to the proportion that such period bears to the full monthly period. Upon any termination of this Agreement before the end of a month, the fee for such part of that month shall be prorated according to the proportion that such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

         (c) For the purposes of determining fees payable to the Sub-Adviser, the value of the Trust's net assets shall be computed at the times and in the manner specified in the Trust's Prospectus and/or the Statement of Additional Information.


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Section 7.  Costs and Expenses

         During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it and its staff in connection with the performance of its services under this Agreement, including the payment of salaries of all officers and employees who are employed by it, but not including expenses to be paid by the Trust or the Adviser such as brokerage fees and commissions and custodian charges. The Trust shall assume and pay any expenses for services rendered by a custodian for the safekeeping of the Trust's securities or other property, for keeping its books of account, for any other charges of the custodian, and for calculating the net asset value of the Trust as provided in the prospectus of the Trust. The Sub-Adviser shall not be required to pay and the Trust (or the Adviser) shall assume and pay the charges and expenses of the Trust's operations, including compensation of the trustees, charges and expenses of independent auditors, of legal counsel, of any transfer or dividend disbursing agent, and of any registrar of the Trust, costs of acquiring and disposing of portfolio securities, interest, if any, on obligations incurred by the Trust, costs of share certificates and of reports, membership dues in the Investment Company Institute or any similar organization, costs of reports and notices to shareholders, other like miscellaneous expenses and all taxes and fees payable to federal, state or other governmental agencies on account of the registration of securities issued by the Trust, filing of trust documents or otherwise.

Section 8.  Standard of Care

         The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Adviser or the Trust in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Sub-Adviser against any liability to the Adviser or the Trust to which the Sub-Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Sub-Adviser's reckless disregard of its obligations and duties under this Agreement.

Section 9.  Services to Other Companies or Accounts

         (a) Except as otherwise agreed between the Adviser and the Sub-Adviser, it is understood that the services of the Sub-Adviser are not exclusive, and nothing in this Agreement shall prevent the Sub-Adviser from providing similar services to other investment companies (whether or not their investment objectives and policies are similar to those of the Trust) or from engaging in other activities.

         (b) When the Sub-Adviser recommends the purchase or sale of a security for other investment companies and other clients, and at the same time the Sub-Adviser recommends the purchase or sale of the same security for the Trust, it is understood that in light of its fiduciary

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duty to the Trust, such transactions will be executed on a basis that it is fair and equitable to the Trust.

         (c) The Trust and the Adviser understand and acknowledge that the persons employed by the Sub-Adviser to assist in the performance of its duties under this Agreement will not devote their full time to that service; nothing contained in this Agreement will be deemed to limit or restrict the right of the Sub-Adviser or any affiliate of the Sub-Adviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature, except as otherwise agreed between the Adviser and the Sub-Adviser.

Section 10.  Duration and Termination

         (a) The Trust represents that this Agreement has been approved by the Trust's Board of Trustees and shareholders pursuant to Section 15 of the Act. This Agreement shall become effective on the date hereof and shall continue for two years from that date, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Trust's Board of Trustees or (ii) a vote of a majority of the Portfolio's outstanding voting securities (as defined in the Act), provided that the continuance is also approved by a majority of the Trustees who are not "interested persons" (as defined in the Act) of the Trust, by vote cast in person at a meeting called for the purpose of voting on such approval.

         (b) Notwithstanding the foregoing, this Agreement may be terminated (i) by the Adviser at any time without penalty, upon 60 days' written notice to the Sub-Adviser and the Trust, (ii) at any time without penalty by the Trust, upon the vote of a majority of the Trust's Trustees or by vote of the majority of the Trust's outstanding voting securities, upon 60 days' written notice to the Sub-Adviser and the Adviser, or (iii) by the Sub-Adviser at any time without penalty, upon 60 days' written notice to the Adviser and the Trust.

         (c) This Agreement will terminate automatically in the event of its assignment (as defined in the Act and in rules adopted under the Act).

Section 11.  Amendments

         No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved in accordance with applicable law.


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Section 12.  Limitations of Liability of Trustees, Officers, Employees, Agents
                and Shareholders of the Trust

         The Sub-Adviser is expressly put on notice of the limitation of liability as set forth in the Declaration of Trust and agrees that the obligations assumed by the Trust pursuant to this Agreement shall be limited in any case to the Trust and its assets and that the Sub-Adviser shall not seek satisfaction of any such obligations from the shareholders of the Trust, the Trustees, officers, employees or agents of the Trust, or any of them.

Section 13.  Miscellaneous

         (a) This Agreement shall be governed by the laws of the Commonwealth of Virginia, provided that nothing herein shall be construed in a manner inconsistent with the Act, the Advisers Act, or rules or orders of the SEC thereunder.

         (b) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

         (c) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

         (d) Nothing herein shall be construed as constituting the Sub-Adviser as an agent of the Trust or the Adviser.


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         If the terms and conditions described above are in accordance with your understanding, kindly indicate your acceptance of this Agreement by signing and returning to us the enclosed copy of this Agreement.

                                      MENTOR INVESTMENT ADVISORS, LLC


                                      By:_________________________
                                            Name:
                                            Title:


                                      MENTOR FUNDS


                                      By:__________________________
                                            Name:
                                            Title:

Accepted:

VAN KAMPEN AMERICAN CAPITAL MANAGEMENT, INC.


By:_________________________
   Name:
   Title:

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                                                                APPENDIX I

The Adviser pays the Sub-Adviser an annual fee not to exceed the following percentage of Portfolio assets as follows:

                                              SUB-ADVISER'S RATE
                                              OF FEE IN
                                              ACCORDANCE WITH
                                              SECTION 6 OF THE
THE MENTOR FUNDS                              AGREEMENT
----------------                              ------------------
Mentor Municipal Income Portfolio             .25% of average net assets
                                              of the Portfolio
                                              from $0 to $60
                                              million; .20% of
                                              average net assets
                                              of the Portfolio
                                              over $60 million

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